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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated September 27, 1999, included in this Form 10-K, into the Company's previously filed Registration Statement No. 33-18723, No. 333-28815, No. 333-65755, No. 333-74471, No. 333-79933, No. 333-31272 and No. 333-39022.

/S/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
October 12, 2001

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  Exhibit 23.2